Exhibit 99.1

Vanda Pharmaceuticals Completes Enrollment for Iloperidone and VEC-162
Phase III Trials Ahead of Schedule

Top-Line Results for Iloperidone and VEC-162 Expected in January of 2007

          ROCKVILLE, Md., Aug. 30 /PRNewswire-FirstCall/ -- Vanda Pharmaceuticals Inc. (Nasdaq: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced that it has completed enrollment in its iloperidone Phase III clinical trial for the treatment of schizophrenia and its VEC-162 Phase III clinical trial for the treatment of transient insomnia.

          The iloperidone clinical trial is a randomized, double-blind, placebo- controlled Phase III trial in patients with schizophrenia.  Vanda concluded enrollment in this trial with 604 patients as of August 29, 2006.  The VEC-162 clinical trial is a randomized, double-blind, placebo-controlled transient insomnia trial in healthy volunteers.  Vanda concluded enrollment in this trial with 412 patients as of August 21, 2006.

          “We are very pleased to be able to announce the early completion of enrollment for both of our Phase III clinical trials,” said Mihael Polymeropoulos, M.D., President and CEO of Vanda.  “In iloperidone, we look forward to providing schizophrenia patients and their physicians a compound with a differentiated safety profile and unique pharmacogenetic tools for identifying optimal iloperidone responders.  We believe that VEC-162 offers a novel way of treating insomnia, in particular those patients with circadian rhythm disorders.”

          As enrollment in both trials has significantly outpaced expectations, Vanda and its clinical research organizations are still in the process of allocating the resources required to manage and complete the site closeout and data management activities related to both of the Phase III trials.  The Company expects to report top-line results for both the iloperidone and VEC- 162 trials in January of 2007.  If the iloperidone trial is successful, Vanda expects to file a New Drug Application (NDA) with the Food and Drug Administration (FDA) by the end of 2007.  The Company will need to conduct additional Phase III trials to receive FDA approval of VEC-162 for the treatment of insomnia.

          NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda’s plans for its product candidates.  Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” and “could,” and similar expressions or words, identify forward-looking statements.  Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.  Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda’s product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section of Vanda’s report on Form 10-Q for its second quarter ended June 30, 2006.  No forward-looking statements can be guaranteed and actual results may differ materially from such statements.  The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

          ABOUT VANDA PHARMACEUTICALS INC.:

          Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders.  The Company has three product candidates in clinical development.  Vanda’s lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and is in Phase III for schizophrenia.  Vanda’s second product candidate, VEC-162, is a compound for the treatment of insomnia and depression which is currently in Phase III for insomnia.  Vanda’s third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness and is ready for a Phase II clinical trial.  For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

SOURCE  Vanda Pharmaceuticals Inc.
          -0-                                                     08/30/2006
          /CONTACT:  Steven A. Shallcross, Senior Vice President, Chief Financial
Officer and Treasurer of Vanda Pharmaceuticals Inc., +1-240-599-4500, steven.shallcross@vandapharma.com/
          /Web site:  http://www.vandapharma.com/
          (VNDA)